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                           [LAZARD FRERES & CO. LLC LETTERHEAD]

                                                               November 13, 1997

The Board of Directors
THE WARNACO GROUP, INC.
90 Park Avenue
New York, New York 10016

Dear Members of the Board:

     We hereby consent to the references to our firm and to the inclusion of our opinion letter dated September 25, 1997 in the Joint Proxy Statement/Prospectus of The Warnaco Group, Inc. and Designer Holdings Ltd. which forms a part of the Registration Statement on Form S-4. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/ PETER SMITH
                                            ..................................

                                            Name:  PETER SMITH
                                            Title: Managing Director



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